Exhibit 5.1

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax

October 31, 2011

To the addressees listed

on Schedule I hereto

Re:                               Ford Credit Auto Lease Trust 2011-B - Corporate Opinion

Ladies and Gentlemen:

We have acted as counsel to Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), CAB East LLC, a Delaware limited liability company (“CAB East”), CAB West LLC, a Delaware limited liability company (“CAB West”), FCALM, LLC, a Delaware limited liability company (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), CAB East Holdings, LLC, a Delaware limited liability company (“CAB East Holdings”), CAB West Holdings Corporation, a Delaware corporation (“CAB West Holdings”), FCALM Holdings Corporation, a Delaware corporation (“FCALM Holdings” and, together with CAB West Holdings, the “Corporate Holding Companies” and, together with CAB East Holdings and CAB West Holdings, the “Holding Companies”), Ford Credit Auto Lease Two LLC, a Delaware limited liability company (the “Depositor”), and Ford Credit Auto Lease Trust 2011-B, a Delaware statutory trust (the “Issuer” and, together with Ford Credit, the Titling Companies, the Holding Companies and the Depositor, the “Companies”), in connection with the issuance by the Issuer of its Asset Backed Notes (the “Notes”).  The Notes are being issued pursuant to the Indenture, dated as of October 1, 2011 (the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation (“BNYM”), as indenture trustee (in such capacity, the “Indenture Trustee”).  Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in Appendix 1 to the Exchange Note Supplement (the “Exchange Note Supplement”) to the Credit and Security Agreement (as defined below), dated as of October 1, 2011, among the Titling Companies, as borrowers, U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”), HTD Leasing LLC, as collateral agent (in such capacity, the “Collateral Agent”), and Ford Credit, as lender and servicer, or, if not defined in Appendix 1 to the Exchange Note Supplement, in Appendix A to the Amended and Restated Credit and Security Agreement (the “Credit and Security Agreement”), dated as of December 1, 2006, among the Titling Companies, as borrowers, the Administrative Agent, the Collateral Agent and Ford Credit, as lender and servicer.

In connection with the opinions expressed herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Credit and Security Agreement;

CHARLOTTE   CHICAGO   IRVING   LONDON   LOS ANGELES   NEW YORK   WASHINGTON, DC   WWW.KATTENLAW.COM

LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

(b)	the Exchange Note Supplement;

(c)	the First-Tier Sale Agreement, dated as of October 1, 2011 (the “First-Tier Sale Agreement”), between Ford Credit and the Depositor;

(d)	the Second-Tier Sale Agreement, dated as of October 1, 2011 (the “Second-Tier Sale Agreement”), between the Depositor and the Issuer;

(e)	the Indenture;

(f)	the Amended and Restated Servicing Agreement, dated as of December 6, 2006 (the “Servicing Agreement”), among Ford Credit, the Holding Companies and the Collateral Agent;

(g)	the Supplement to the Servicing Agreement, dated as of October 1, 2011 (the “Servicing Supplement”), among Ford Credit, the Holding Companies and the Collateral Agent;

(h)

the Amended and Restated Trust Agreement, dated as of October 1, 2011 (the “Trust Agreement”), between the Depositor and U.S. Bank Trust National Association, as owner trustee (in such capacity, the “Owner Trustee”);

(i)	the Administration Agreement, dated as of October 1, 2011 (the “Administration Agreement”), among the Issuer, Ford Credit, as administrator, and the Indenture Trustee;

(j)

the Collateral Account Control Agreement, dated as of October 1, 2011 (the “Issuer Control Agreement”), between the Issuer and BNYM, as financial institution and, in its capacity as Indenture Trustee, as secured party, and the Titling Company Collateral Account Control Agreement, dated as of October 1, 2011, among the Titling Companies and BNYM, as financial institution and, in its capacity as Indenture Trustee, as secured party (the “Titling Company Control Agreement” and, together with the Issuer Control Agreement, the “Control Agreements”);

(k)

the Intercreditor Agreement, dated as of November 1, 2004 (the “Intercreditor Agreement”), among Ford Credit, the Titling Companies, Ford Credit Titling Trust and each other Person becoming party to such agreement as a “Titling Company,” the Holding Companies, Ford Credit Auto Lease LLC, U.S. Bank National Association, Ford Credit Auto Lease Trust 2004-A, JPMorgan Chase Bank, N.A. and certain other Persons becoming party thereto pursuant to a Joinder Agreement (as defined in the Intercreditor Agreement), and each such Joinder Agreement;

(l)

the Underwriting Agreement, dated as of October 25, 2011 (the “Underwriting Agreement”), among the Depositor, Ford Credit and Barclays Capital Inc. (“Barclays”), Citigroup Global Markets Inc. (“Citi”) and Credit Agricole Securities (USA) Inc. (“Credit Agricole”), acting on behalf of themselves and as representatives of the several Underwriters (in which representative capacity Barclays, Citi and Credit Agricole are collectively referred to herein as the “Representatives”); and

(m)

the Note Purchase Agreement relating to the Class A-1 Notes, dated as of October 25, 2011 (the “Class A-1 Note Purchase Agreement”), among the Depositor, Ford Credit and Barclays, Citi and Credit Agricole, as Class A-1 Note Purchasers (the “Class A-1 Note Purchasers”).

The documents listed in clauses (a) through (k) are collectively referred to as the “Basic Documents,” and the documents listed in clauses (a) through (m) are collectively referred to as the “Transaction Documents.”

We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)

the registration statement on Form S-3 (Registration No. 333-173928) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 4, 2011, as amended by Amendment No. 1, filed with the Commission on June 6, 2011, and Amendment No. 2, filed with the Commission on June 14, 2011, and effective on June 17, 2011 (such registration statement, together with any information included in the Prospectus referred to below, the “Registration Statement”);

(ii)

the preliminary prospectus supplement, dated October 24, 2011 (the “Preliminary Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(3) on October 24, 2011 (the Preliminary Prospectus Supplement and the base prospectus, dated October 24, 2011 (the “Base Prospectus”), together the “Preliminary Prospectus”) and the free writing prospectus, dated October 24, 2011; and the final prospectus supplement, dated October 25, 2011 (the “Final Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(2) on October 26, 2011 (the Final Prospectus Supplement and the Base Prospectus, together the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectus”);

(iii)	the preliminary offering memorandum, dated October 24, 2011 (the “Preliminary Class A-1 Offering Memorandum”) and the final offering memorandum, dated October 25, 2011 (the “Final Class A-1 Offering

Memorandum” and, together with the Preliminary Class A-1 Offering Memorandum, the “Class A-1 Offering Memorandum”) relating to the Class A-1 Notes;

(iv)	a specimen copy of the 2011-B Exchange Note (the “2011-B Exchange Note”);

(v)	specimen copies of the Notes;

(vi)	specimen copies of the Collateral Specified Interest Certificates;

(vii)	the Specification Notices with respect to the 2011-B Series for each Titling Company (collectively, the “Transaction Notices”);

(viii)	the organizational documents of Ford Credit, the Holding Companies, the Titling Companies and the Depositor; and

(ix)	all such other records of the Companies and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

We have also considered such questions of law for the purpose of rendering the opinions expressed herein as we have deemed necessary.  For purposes of this opinion, “Applicable Laws” means those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws and, in the case of the Applicable Laws of the State of Delaware, shall be limited to the General Corporation Law and the Limited Liability Company Act of the State of Delaware; and “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any court, regulatory body, administrative agency or governmental body pursuant to the Applicable Laws of the State of New York or the State of Delaware or the Applicable Laws of the United States of America.

In rendering the opinions expressed herein, we have assumed (a) the due authorization, execution and delivery of the Transaction Documents by all respective parties thereto, that such parties have the legal power and authority to act in the capacities in which they are to act thereunder and that (except as stated herein with respect to the Companies) the Transaction Documents constitute their valid and legally binding obligations of each party thereto, enforceable against each such party in accordance with its terms, (b) the due issuance of the 2011-B Exchange Note, (c) the due issuance of the Notes, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies, (f) the genuineness of all signatures on all documents submitted to us and (g) the legal capacity of all natural persons.  We have also assumed, without verification, the accuracy as to factual matters of the representations and warranties of the parties in each Transaction Document and that the parties have complied and will comply with the provisions of the Transaction Documents relevant to the opinions expressed herein.

With respect to the matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to each of the Companies (other than the Issuer and except as stated herein with respect to the Companies), we have relied, with your consent and without independent investigation, on the opinion of Susan J. Thomas, Secretary of each of the Companies (other than the Issuer) and Associate General Counsel of Ford Credit (the “In-House Opinion”), addressed to you and dated the date hereof.  With respect to the matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to the Issuer, we have relied, with your consent and without independent investigation, on the opinions of Richards, Layton & Finger P.A., Delaware counsel to the Issuer and the Owner Trustee (the “RLF Opinions”), each addressed to you and dated the date hereof.  To the extent that the opinions set forth herein rely upon the In-House Opinion or the RLF Opinions, the opinions set forth herein are subject to any limitations, qualifications, assumptions and exceptions specified in such opinions.

Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.             Each of the Basic Documents to which Ford Credit is a party constitutes the legal, valid and binding agreement of Ford Credit, enforceable against Ford Credit in accordance with its terms.

2.             Each of the Basic Documents to which any Titling Company is a party constitutes the legal, valid and binding agreement of such Titling Company, enforceable against such Titling Company in accordance with its terms.

3.             Each of the Basic Documents to which any Holding Company is a party constitutes the legal, valid and binding agreement of such Holding Company, enforceable against such Holding Company in accordance with its terms.

4.             Each of the Basic Documents (other than the Trust Agreement) to which the Depositor is a party constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms.

5.             Each of the Basic Documents to which the Issuer is a party constitutes the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

6.             The 2011-B Exchange Note has been duly authorized by the related Titling Companies and, when duly executed and delivered by such Titling Companies, authenticated by the Administrative Agent and delivered against payment therefor, will constitute the legal, valid and binding joint and several obligation of the related Titling Companies, enforceable against such

Titling Companies in accordance with its terms, and will be entitled to the benefits of the Credit and Security Agreement and the Exchange Note Supplement.

7.             The Notes have been duly authorized by the Issuer and, when duly executed and delivered by the Issuer, authenticated by the Indenture Trustee and delivered against payment therefor, will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits of the Indenture.

8.             Upon the issuance and delivery thereof by the applicable Titling Company in accordance with the related Titling Company Agreement and the terms of the Transaction Notices, each Collateral Specified Interest Certificate was duly and validly executed, issued and delivered by the applicable Titling Company and constitutes the legal, valid and binding obligation of the related Titling Company, enforceable against such Titling Company in accordance with its terms, and will be entitled to the benefits of the related Titling Company Agreement.

9.             The execution and delivery by each of the Companies of the Transaction Documents and the Transaction Notices to which it is a party, and the compliance by each of the Companies with the terms and provisions of such agreements, including the issuance of the 2011-B Exchange Note and the Notes, will not contravene any provision of any Applicable Law of the State of New York, the State of Delaware or the United States of America.

10.           No Governmental Approval (other than the filing of UCC financing statements with respect to (a) the sale or transfer of the 2011-B Exchange Note by Ford Credit to the Depositor pursuant to the First-Tier Sale Agreement, (b) the sale or transfer of the 2011-B Exchange Note by the Depositor to the Issuer pursuant to the Second-Tier Sale Agreement and (c) the grant of a security interest in the 2011-B Exchange Note by the Issuer to the Indenture Trustee pursuant to the Indenture), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Transaction Documents to which it is a party and each of the Transaction Notices that it has delivered by each of the Companies, or the enforceability of any of the Transaction Documents (other than the Trust Agreement) to which it is a party against each of the Companies, as applicable.

11.           The Registration Statement and any amendments thereto are effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

12.           The offer, sale and delivery of the 2011-B Exchange Note by the Titling Companies to Ford Credit in the manner contemplated in the Credit and Security Agreement does not require registration under the Securities Act.

13.           The offer, sale and delivery of the Class A-1 Notes by the Depositor to the Class A-1 Note Purchasers in the manner contemplated in the Class A-1 Note Purchase Agreement does not require registration under the Securities Act; provided, that we express no opinions as to any subsequent resale of the Class A-1 Notes.

14.           None of the Titling Companies, the Holding Companies, the Depositor or the Issuer is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

15.           The Class A-1 Notes, when duly executed, authenticated and delivered against payment by the Class A-1 Purchasers, will constitute “Eligible Securities” as such term is defined in Rule 2a-7(a)(10) under the Investment Company Act, so long as the Class A-1 Notes have a rating from the Requisite NRSROs (as defined in Rule 2a-7 under the Investment Company Act) in one of the two highest short-term rating categories.

16.           The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and neither the Credit and Security Agreement nor the Trust Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended.

17.           The 2011-B Exchange Note, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Indenture, the Underwriting Agreement and the other Basic Documents conform in all material respects with their descriptions in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.  The Class A-1 Notes and the Class A-1 Note Purchase Agreement conform in all material respects with their descriptions in the Preliminary Class A-1 Offering Memorandum and the Final Class A-1 Offering Memorandum.

18.           The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Preliminary Class A-1 Offering Memorandum and the Final Class A-1 Offering Memorandum, under the heading “ERISA Considerations”, insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications therein, have been prepared or reviewed by us and are correct in all material respects.

The opinions expressed herein are subject to the following qualifications and limitations:

(a)             The enforceability of the Basic Documents may be limited to the extent that any section thereof relates to the submission to the subject matter jurisdiction of, or the waiver of venue or inconvenient forum objections as they relate to, the United States District Court for the Southern District of New York or the New York State courts.

(b)             The enforceability of the Basic Documents referred to in paragraphs 1 through 5 above may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally and to general equity principles.

(c)             We express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution relating to matters under federal or state securities laws.

(d)             Exculpatory provisions, waivers and provisions regarding arbitration of disputes may be limited on public policy grounds.

(e)             We express no opinion as to any consent, approval, authorization, registration or qualification which may be required under state securities or Blue Sky laws.

(f)              We express no opinion herein as to the creation, attachment, perfection or priority of any security interests which are purported to be created under the Indenture.

(g)             We express no opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Transaction Documents or any transactions contemplated thereby.

(h)             In rendering the opinions in paragraph 13, we have assumed (1) the accuracy of the representations and warranties (other than as to legal conclusions) and compliance with the covenants by (A) the parties to the Class A-1 Note Purchase Agreement and (B) the investors in the Class A-1 Notes which are deemed to be made by such investors as described in the Class A-1 Notes Offering Memorandum and (2) that investors to whom the Class A-1 Note Purchasers initially place the Class A-1 Notes receive a copy of the Class A-1 Notes Offering Memorandum.

(i)              To the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon New York General Obligation Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

(j)              We call to your attention that the choice of New York law on the basis of Section 5-1401 of the New York General Obligation Law is only relevant insofar as litigation is brought to enforce the Transaction Documents in the courts of the State of New York, and we have assumed that there is basis for jurisdiction in such courts.

(k)             We express no opinion on the enforceability of any provision in a Transaction Document purporting to prohibit, restrict or condition the assignment of rights under such Transaction Document to the extent such restriction on assignability is governed by the Uniform Commercial Code.

(l)              We note that Rule 2a-7 of the Investment Company Act imposes restrictions on investment by money market funds in Eligible Securities, including that the fund’s board of directors determine that the investment present minimal credit risks and that certain portfolio diversification and maturity limitations be satisfied and our opinion in paragraph 15 does not address any issues beyond satisfaction of the definition of Eligible Securities.

We are members of the bar of the State of New York, and we do not express any opinion as to any laws other than the Applicable Laws of the State of New York and the State of Delaware and the federal law of the United States of America.

This opinion letter is being furnished only to the addressees hereof and is solely for your benefit in connection with the transactions contemplated by the Transaction Documents and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose or by any other person without our prior written consent; provided, however, that you may furnish copies of this opinion letter (a) to your independent auditors and attorneys, (b) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (c) pursuant to order or legal process of any court or governmental agency; provided, further, that copies of this opinion letter may be posted by the Issuer or the Administrator to a password protected website accessible by any non-hired “nationally recognized statistical rating organization” (an “NRSRO”) that provides to the Issuer or the Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities and Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accepting this opinion letter, will be deemed to have agreed to comply with the terms of this paragraph and not to provide copies of this opinion letter to any other person.

The opinions expressed herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions expressed herein, or to inform of any subsequent developments, after the date hereof.

Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties.  Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours,
/s/ Katten Muchin Rosenman LLP

SCHEDULE I

Ford Motor Credit Company LLC	The Bank of New York Mellon,
One American Road, Suite 2411	as Indenture Trustee and Note Registrar
Dearborn, Michigan 48126	101 Barclay Street, 4 West
New York, New York 10286
CAB East LLC
CAB West LLC	Standard & Poor’s Ratings Services,
FCALM, LLC	a Standard & Poor’s Financial Services LLC
CAB East Holdings, LLC	business
CAB West Holdings Corporation	55 Water Street, 40th Floor
FCALM Holdings Corporation	New York, New York 10041
Ford Credit Auto Lease Two LLC
c/o Ford Credit SPE Management Office	Fitch Ratings
c/o Ford Motor Company	One State Street Plaza
World Headquarters, Suite 800-B3	New York, New York 10004
One American Road
Dearborn, Michigan 48126	Barclays Capital Inc.,
on behalf of itself and as Representative
Ford Credit Auto Lease Trust 2011-B	of the several Underwriters and as Class
c/o U.S. Bank Trust National Association,	A-1 Note Purchaser
as Owner Trustee	745 Seventh Avenue
300 Delaware Avenue, Ninth Floor	New York, New York 10019
Wilmington, Delaware 19801
Citigroup Global Markets Inc.,
U.S. Bank Trust National Association,	on behalf of itself and as Representative
as Owner Trustee	of the several Underwriters and as Class
Corporate Trust Services	A-1 Note Purchaser
300 Delaware Avenue, Ninth Floor	390 Greenwich Street, 1st Floor
Wilmington, Delaware 19801	New York, New York 10013

U.S. Bank National Association,	Credit Agricole Securities (USA) Inc.,
as Administrative Agent and Titling	on behalf of itself and as Representative
Company Registrar	of the several Underwriters and as Class
190 South LaSalle Street	A-1 Note Purchaser
7th Floor	1301 Avenue of the Americas
Chicago, Illinois 60603	New York, New York 10019

HTD Leasing LLC
as Collateral Agent
c/o U.S. Bank National Association
190 South LaSalle Street
7th Floor
Chicago, Illinois 60603